Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the consolidated financial statements of Harvard Apparatus Regenerative Technology, Inc. (formerly Biostage Inc.) and subsidiaries as of and for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 16, 2023